Exhibit 10.12

                               ADDENDUM 1 TO LEASE
                               September 15, 2000

This Addendum is attached to and made part of the lease dated July 1, 1998, by and between SLT1 L.L.C. (landlord) and ACUTE THERAPEUTICS, Inc. (tenant)(the "Lease").

I.    LEASED PREMISES

      Begining on September 16, 2000 , the description of the leased premises is hereby amended to include all 13,667 square feet of the entire building owned by SLT1 L.L.C.

II.   TERM

      The term for the Lease (including the additional premises provided for in Section I) shall commence on the 16th day of September 16, 2000 and end at the close of business on the 31st day of August 2005.

III.  RENT

      Base Rent: Fourteen dollars and twenty five cents ($14.25) per square foot per year ratably due on the first day of each calendar month begining on September 16, 2000. Additional rent and increasing minimum rent per square foot per year shall be as set forth in the lease.

Except as amended herein, the remaining terms and conditions of the Lease shall remain in full force and effect.

 Tenant: Discovery Laboratories, Inc.                Landlord: SLT1 L.L.C.
(formerly Acute Therapeutics, Inc.)


By: /s/ Robert J. Capetola                          By: Huei Tsai
   -----------------------------                    ----------------------------
   Robert Capetola, President/CEO                         Huei Tsai